================================================================================

                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                  Form 8-K/A

                      AMENDMENT TO APPLICATION OR REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                 May 12, 1995
                                AMENDMENT NO. 1

               Date of Report (Date of earliest event reported)

                         Southern National Corporation
            (Exact name of registrant as specified in its charter)


                        Commission file number: 1-10853


           North Carolina                              56-0939887
           --------------                              ----------
      (State of Incorporation)             (I.R.S. Employer Identification No.)


        200 West Second Street
     Winston-Salem, North Carolina                         27101
     -----------------------------                         -----
(Address of principal executive offices)                 (Zip Code)


                                (910) 773-7500
             (Registrant's telephone number, including area code)


                                --------------



This Form 8-K has 37 pages. The sequential numbering of the pages is indicated in the lower right corner.


================================================================================

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 14, 1995 as set forth in the pages attached hereto.

     Pursuant to Items 7(a) and 7(b) of the registrant's Current Report on Form 8-K dated March 14, 1995, the registrant hereby files the following financial statements and pro forma information:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
- -------   ---------------------------------

     a.   Financial Statements of Business Acquired:

          BB&T Financial Corporation (BB&T)
               Independent Auditors' Report
               Consolidated Balance Sheets as of December 31,
                      1994 and 1993
               Consolidated Statements of Income for the Years Ended
                      December 31, 1994, 1993 and 1992
               Consolidated Statements of Shareholders' Equity for the Years
                      Ended December 31, 1994, 1993 and 1992
               Consolidated Statements of Cash Flows for the Years Ended
                      December 31, 1994, 1993 and 1992
               Notes to Consolidated Financial Statements


     b.   Pro Forma Financial Information

          Pro Forma Consolidated Statements of Condition as of December 31,
                     1994 and 1993 (unaudited)

          Pro Forma Consolidated Statements of Income for the Years Ended
                December 31, 1994, 1993 and 1992 (unaudited)


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                                SOUTHERN NATIONAL CORPORATION


                                                /s/ SHERRY A. KELLETT
Date: May 15, 1995                              -----------------------------
                                                    Sherry A. Kellett
                                                    Controller

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]



                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
BB&T Financial Corporation

We have audited the accompanying consolidated balance sheets of BB&T Financial Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BB&T Financial Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

On January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



                                               /s/ KPMG Peat Marwick LLP

                                                   KPMG Peat Marwick LLP


Raleigh, North Carolina
January 17, 1995

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
                      ($ in thousands, except per share)

                                                                     December 31,
                                                                 --------------------
                                                                   1994        1993
                                                                   ----        ----
                                     Assets
                                     ------
Cash and due from banks, noninterest-bearing                 $    340,036     355,818
Interest-bearing bank balances                                     19,000      79,663
Federal funds sold                                                  4,011      35,050
Securities available for sale (cost of $2,438,316
   in 1994 and fair value of $737,611 in 1993)                  2,369,371     726,658
Securities held to maturity (fair value of $103,870 in
   1994 and $1,722,284 in 1993)                                   102,067   1,701,317
Loans                                                           7,199,569   6,688,332
Less allowance for loan losses                                     93,504      93,315
                                                               ----------   ---------
           Net loans                                            7,106,065   6,595,017
                                                               ----------   ---------
Bank premises and equipment                                       149,240     147,666
Accrued interest receivable                                        83,359      63,607
Other assets                                                      221,181     162,602
                                                               ----------   ---------
           Total assets                                      $ 10,394,330   9,867,398
                                                               ==========   =========

                     Liabilities and Shareholders' Equity
                     ------------------------------------

Deposits:
   Noninterest-bearing                                       $    941,594     861,786
   Interest-bearing                                             6,578,730   6,704,154
                                                               ----------   ---------
           Total deposits                                       7,520,324   7,565,940
Short-term borrowed funds                                       1,234,063   1,046,789
Long-term debt                                                    706,471     350,736
Other liabilities                                                 110,828     106,949
                                                               ----------   ---------
           Total liabilities                                    9,571,686   9,070,414
                                                               ----------   ---------
Shareholders' equity:
   Preferred stock $2.50 par value, 4,000,000 shares
     authorized; none issued                                        -             -
   Common stock $2.50 par value, 100,000,000 shares
    authorized; shares issued of 36,450,776 in 1994 and
    36,398,619 in 1993                                             91,127      90,997
Paid-in capital                                                   282,535     286,774
Retained earnings                                                 495,427     425,667
Less loan to employee stock ownership plan                          3,265       4,419
Less unvested restricted stock                                      1,527       2,035
Net unrealized (losses) on securities available for sale          (41,653)        -
                                                               ----------   ---------
           Total shareholders' equity                             822,644     796,984
                                                               ----------   ---------

           Total liabilities and shareholders' equity        $ 10,394,330   9,867,398
                                                               ==========   =========
Commitments and Contingencies (note 14)

See accompanying notes to consolidated financial statements.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                       Consolidated Statements of Income
                      ($ in thousands, except per share)

                                                                       Years Ended December 31,
                                                                  ----------------------------------
                                                                   1994          1993          1992
                                                                   ----          ----          ----
Interest income:
   Interest on loans                                        $   561,564       479,212       454,061
   Interest and dividends on securities:
     Taxable                                                    118,530       114,404       122,256
     Tax exempt                                                   7,609         9,867        13,273
   Interest on short-term investments                             2,396         1,668         2,026
                                                                -------       -------       -------
           Total interest income                                690,099       605,151       591,616
                                                                -------       -------       -------

Interest expense:
   Interest on deposits                                         230,917       212,668       249,876
   Interest on short-term borrowed funds                         49,461        24,733        16,996
   Interest on long-term debt                                    24,535        10,961         8,711
                                                                -------       -------       -------
           Total interest expense                               304,913       248,362       275,583
                                                                -------       -------       -------

Net interest income                                             385,186       356,789       316,033
   Provision for loan losses                                      8,000        19,048        32,975
                                                                -------       -------       -------
Net interest income after provision for loan losses             377,186       337,741       283,058
                                                                -------       -------       -------

Noninterest income:
   Service charges on deposit accounts                           44,906        40,764        33,606
   Other service charges, commissions and fees                   21,414        17,847        15,058
   Mortgage banking income                                       13,752        18,068        11,499
   Net gains on sales of securities                               2,120         1,720         6,268
   Trust income                                                  12,938        11,401         9,684
   Insurance commissions                                         13,016        10,647         6,653
   Other operating income                                        22,337        19,080        12,781
                                                                -------       -------       -------
           Total noninterest income                             130,483       119,527        95,549
                                                                -------       -------       -------

Noninterest expense:
   Salaries and wages                                           130,753       119,920       101,775
   Other personnel expense                                       32,572        27,724        22,039
   Net occupancy expense                                         23,682        22,771        19,607
   Furniture and equipment expense                               26,579        26,573        20,603
   Deposit insurance premiums                                    16,886        15,327        13,456
   Other operating expense                                       93,637        89,259        76,653
                                                                -------       -------       -------
           Total noninterest expense                            324,109       301,574       254,133
                                                                -------       -------       -------

Income before income taxes                                      183,560       155,694       124,474
Income taxes                                                     63,678        50,682        41,853
                                                                -------       -------       -------
           Net income                                       $   119,882       105,012        82,621
                                                                =======       =======       =======

Net income per share:
   Primary                                                        $3.27          2.95          2.53
   Fully diluted                                                   3.27          2.91          2.43

Average number of shares and equivalent shares:
   Primary                                                   36,665,699    35,619,953    32,704,634
   Fully diluted                                             36,665,699    36,188,410    34,741,310



See accompanying notes to consolidated financial statements.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Shareholders' Equity
                      ($ in thousands, except per share)

                                                                               Common
                                                                               Shares          Common       Paid-In      Retained
                                                                             Outstanding        Stock       Capital      Earnings
                                                                             -----------        -----       -------      --------
Balance, December 31, 1991 as originally reported                             25,347,658      $ 63,369      168,111       257,863
Equity at December 31, 1991 of pooled companies acquired in 1993 and 1994      6,299,301        15,749       29,004        44,207
                                                                              ----------      --------      -------       -------

Balance at December 31, 1991, restated                                        31,646,959        79,118      197,115       302,070
Net income, 1992                                                                       -             -            -        82,621
Cash dividends paid ($.91 per share)                                                   -             -            -       (23,595)
Common stock issued by pooled companies prior to merger                           73,714           184          548             -
Cash dividends paid by pooled companies prior to merger                                -             -            -        (3,115)
Common stock issued:
     Dividend reinvestment plan                                                  250,866           627        6,206             -
     Employee benefit and stock option plans                                     507,211         1,268       10,904             -
     Acquisitions                                                                 34,297            86         (364)            -
     Offerings                                                                   382,395           956        8,709             -
     Conversion of debentures                                                     19,488            49          297             -
Loan to employee stock ownership plan                                                  -             -            -            51
Redemption of common stock                                                      (230,000)         (575)      (6,192)            -
                                                                              ----------      --------      -------       -------

Balance, December 31, 1992                                                    32,684,930        81,713      217,223       358,032
Net income, 1993                                                                       -             -            -       105,012
Cash dividends paid ($1.02 per share)                                                  -             -            -       (31,227)
Common stock issued by pooled companies prior to merger                          125,706           314        1,314             -
Cash dividends paid by pooled companies prior to merger                                -             -            -        (4,042)
Common stock issued:
     Dividend reinvestment plan                                                  263,090           658        7,631             -
     Employee benefit and stock option plans                                     563,273         1,408       14,426             -
     Acquisitions                                                                829,344         2,073       20,707             -
     Offerings                                                                   940,192         2,351       24,912             -
     Conversion of debentures                                                  1,916,084         4,790       28,521             -
Loan to employee stock ownership plan                                                  -             -            -             -
Unvested restricted stock                                                              -             -            -             -
Redemption of common stock                                                      (924,000)       (2,310)     (27,960)            -
Equity adjustment of merged company for the quarter ended December 31, 1993            -             -            -        (2,108)
                                                                              ----------      --------      -------       -------

Balance, December 31, 1993                                                    36,398,619        90,997      286,774       425,667

                                                                                                              Net
                                                                                                           Unrealized
                                                                                 Loan to                     Gains
                                                                                 Employee                 (Losses) on
                                                                                  Stock         Unvested   Securities     Total
                                                                                 Ownership     Restricted   Available  Shareholders'
                                                                                   Plan          Stock      for Sale      Equity
                                                                                   ----          -----      --------      ------
Balance, December 31, 1991 as originally reported                                 (2,841)            -            -       486,502
Equity at December 31, 1991 of pooled companies acquired in 1993 and 1994              -             -            -        88,960
                                                                              ----------      --------      -------       -------

Balance at December 31, 1991, restated                                            (2,841)            -            -       575,462
Net income, 1992                                                                       -             -            -        82,621
Cash dividends paid ($.91 per share)                                                   -             -            -       (23,595)
Common stock issued by pooled companies prior to merger                                -             -            -           732
Cash dividends paid by pooled companies prior to merger                                -             -            -        (3,115)
Common stock issued:
     Dividend reinvestment plan                                                        -             -            -         6,833
     Employee benefit and stock option plans                                           -             -            -        12,172
     Acquisitions                                                                      -             -            -          (278)
     Offerings                                                                         -             -            -         9,665
     Conversion of debentures                                                          -             -            -           346
Loan to employee stock ownership plan                                                (97)            -            -           (46)
Redemption of common stock                                                             -             -            -        (6,767)
                                                                              ----------      --------      -------       -------

Balance, December 31, 1992                                                        (2,938)            -            -       654,030
Net income, 1993                                                                       -             -            -       105,012
Cash dividends paid ($1.02 per share)                                                  -             -            -       (31,227)
Common stock issued by pooled companies prior to merger                                -             -            -         1,628
Cash dividends paid by pooled companies prior to merger                                -             -            -        (4,042)
Common stock issued:
     Dividend reinvestment plan                                                        -             -            -         8,289
     Employee benefit and stock option plans                                           -             -            -        15,834
     Acquisitions                                                                      -             -            -        22,780
     Offerings                                                                         -             -            -        27,263
     Conversion of debentures                                                          -             -            -        33,311
Loan to employee stock ownership plan                                             (1,481)            -            -        (1,481)
Unvested restricted stock                                                              -        (2,035)           -        (2,035)
Redemption of common stock                                                             -             -            -       (30,270)
Equity adjustment of merged company for the quarter ended December 31, 1993            -             -            -        (2,108)
                                                                              ----------      --------      -------       -------

Balance, December 31, 1993                                                        (4,419)       (2,035)           -       796,984

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
          Consolidated Statements of Shareholders' Equity, Continued
                      ($ in thousands, except per share)

                                                                               Common
                                                                               Shares          Common       Paid-In      Retained
                                                                             Outstanding        Stock       Capital      Earnings
                                                                             -----------        -----       -------      --------
Adjustment of securities available for sale to fair value on January 1                 -      $     -             -             -
Net income, 1994                                                                       -            -             -       119,882
Cash dividends declared and paid ($1.12 per share)                                     -            -             -       (38,477)
Cash dividends declared ($.29 per share)                                               -            -             -       (10,585)
Common stock issued by pooled company prior to merger                             14,409           36           393             -
Cash dividends paid by pooled company prior to merger                                  -            -             -        (1,060)
Common stock issued:
     Dividend reinvestment plan                                                  204,531          511         5,039             -
     Employee benefit and stock option plans                                     508,675        1,272        12,274             -
     Acquisitions                                                                 73,842          184          (256)            -
Repayment of loan to employee stock ownership plan                                     -            -             -             -
Vesting of restricted stock                                                            -            -             -             -
Redemption of common stock                                                      (749,300)      (1,873)      (21,689)            -
Change in net unrealized gains (losses) on securities available for sale               -            -             -             -
                                                                              ----------       -------      -------      --------

Balance, December 31, 1994                                                    36,450,776      $ 91,127      282,535       495,427
                                                                              ==========      ========      =======       =======
                                                                                                               Net
                                                                                                            Unrealized
                                                                                Loan to                       Gains
                                                                                Employee                   (Losses) on
                                                                                 Stock         Unvested     Securities    Total
                                                                                Ownership     Restricted    Available  Shareholders'
                                                                                  Plan          Stock       for Sale      Equity
                                                                                  ----          -----       --------      ------
Adjustment of securities available for sale to fair value on January 1               -              -          9,286       9,286
Net income, 1994                                                                     -              -              -     119,882
Cash dividends declared and paid ($1.12 per share)                                   -              -              -     (38,477)
Cash dividends declared ($.29 per share)                                             -              -              -     (10,585)
Common stock issued by pooled company prior to merger                                -              -              -         429
Cash dividends paid by pooled company prior to merger                                -              -              -      (1,060)
Common stock issued:
     Dividend reinvestment plan                                                      -              -              -       5,550
     Employee benefit and stock option plans                                         -              -              -      13,546
     Acquisitions                                                                    -              -              -         (72)
Repayment of loan to employee stock ownership plan                               1,154              -              -       1,154
Vesting of restricted stock                                                          -            508              -         508
Redemption of common stock                                                           -              -              -     (23,562)
Change in net unrealized gains (losses) on securities available for sale             -              -        (50,939)    (50,939)
                                                                                 -----          -----         ------     -------

Balance, December 31, 1994                                                      (3,265)        (1,527)       (41,653)    822,644
                                                                                 =====          =====         ======     =======

See accompanying notes to consolidated financial statements.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                               ($ in thousands)

                                                                                  Years Ended December 31,
                                                                             ----------------------------------
                                                                             1994            1993          1992
                                                                             ----            ----          ----
Cash flows from operating activities:
   Interest received                                                    $   673,108        608,876        603,138
   Noninterest income received                                              114,533        112,557         88,381
   Interest paid                                                           (305,612)      (252,892)      (282,459)
   Noninterest expense paid                                                (299,247)      (276,894)      (235,210)
   Income taxes paid                                                        (84,442)       (59,012)       (52,920)
                                                                         ----------     ----------     ----------
          Net cash provided by operating activities                          98,340        132,635        120,930
                                                                         ----------     ----------     ----------

Cash flows from investing activities:
   Proceeds from sales of securities--available for sale                    446,830        164,639              -
   Proceeds from sales of securities--held to maturity                            -         10,717        667,169
   Proceeds from maturities or calls of securities                          612,906        901,480        734,629
   Purchase of securities                                                (1,181,455)    (1,296,653)    (1,516,699)
   Net increase in loans                                                   (526,340)      (530,078)      (282,070)
   Proceeds from sales of premises and equipment                              2,592          3,140          1,663
   Purchases of property and equipment                                      (23,346)       (62,078)       (32,815)
   Proceeds from sales of foreclosed properties                              14,552         26,072         26,872
   Cash of companies acquired, net                                                -         39,013          2,377
   Purchase of officers' life insurance policies                                  -        (30,000)             -
   Other                                                                     10,004        (13,180)         8,264
                                                                         ----------     ----------     ----------
          Net cash used in investing activities                            (644,257)      (786,928)      (390,610)
                                                                         ----------     ----------     ----------

Cash flows from financing activities:
   Net increase (decrease) in demand deposits,
    interest checking and savings accounts                                 (105,625)       260,046        430,613
   Net increase (decrease) in certificates of deposit
    and other time deposits                                                  59,472       (143,151)      (373,983)
   Net increase in short-term borrowed funds                                172,425        399,671        276,692
   Increase in long-term debt                                               355,735        223,934          7,365
   Proceeds from issuance of common stock                                    19,525         48,407         26,200
   Redemption of common stock                                               (23,562)       (30,270)        (6,767)
   Dividends paid                                                           (39,537)       (35,270)       (26,711)
   Cash flows of merged company for the quarter
    ended December 31, 1993                                                       -          1,705              -
                                                                         ----------     ----------     ----------
          Net cash provided by financing activities                         438,433        725,072        333,409
                                                                         ----------     ----------     ----------

Net increase (decrease) in cash and cash equivalents                       (107,484)        70,779         63,729
Cash and cash equivalents on January 1                                      470,531        399,752        336,023
                                                                         ----------     ----------     ----------
          Cash and cash equivalents on December 31                      $   363,047        470,531        399,752
                                                                         ==========     ==========     ==========

                                                                     (Continued)

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
                               ($ in thousands)

                                                                                      Years Ended December 31,
                                                                               ------------------------------------
                                                                               1994             1993           1992
                                                                               ----             ----           ----
Reconciliation of net income to net cash provided by
   operating activities:
    Net income                                                             $  119,882         105,012         82,621
    Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                            19,776          16,430         12,123
       Provision for loan losses                                                8,000          19,048         32,975
       Deferred income tax benefit                                             (2,034)         (6,518)        (2,135)
       Net amortization and accretion                                          (4,387)          8,699          9,466
       Net gain on sales of securities                                         (2,120)         (1,820)        (6,409)
       Decrease in taxes payable                                              (18,730)         (1,616)        (9,366)
       (Increase) decrease in interest receivable                             (15,908)          1,053          8,880
       (Decrease) increase in interest payable                                     82          (4,551)        (7,215)
       Net change in other accrued deferred income
        and expense                                                            (6,221)         (3,102)           (10)
                                                                              -------         -------        -------
          Net cash provided by operating activities                        $   98,340         132,635        120,930
                                                                              =======         =======        =======

Supplemental disclosure of noncash investing and
   financing activities:
       Securitization of mortgage loans                                    $        -               -          8,775
       Common stock issued:
        Employee benefit plans                                                      -           2,263          2,260
        Conversion of debentures                                                    -          33,311            346
        Purchased company                                                           -          22,298              -
        Employee stock ownership plan                                               -           2,314            664
       Loan to employee stock ownership plan                                        -          (2,314)          (664)
       Loans transferred to foreclosed properties                              11,529          14,779         25,508


See accompanying notes to consolidated financial statements.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES
                 Notes to Consolidated Financial Statements
                 Years ended December 31, 1994, 1993 and 1992
                      ($ in thousands, except per share)





(1)  Accounting Policies
     -------------------

     Consolidation
     -------------

     The accompanying consolidated financial statements include the accounts of BB&T Financial Corporation ("BB&T") and its wholly-owned subsidiaries, Branch Banking and Trust Company ("BB&T-N.C."); BB&T Financial Corporation of South Carolina and its wholly-owned subsidiaries, Branch Banking and Trust Company of South Carolina ("BB&T-S.C."), The Lexington State Bank and The Community Bank of South Carolina. All significant intercompany balances and transactions have been eliminated in consolidation.

     Prior years consolidated financial statements have been restated to include the accounts of companies acquired and accounted for as poolings-of interests. Certain amounts for prior years have been reclassified to conform with statement presentations for 1994. These reclassifications had no impact on either shareholders' equity or results of operations previously reported.

     Statements of Cash Flows
     ------------------------

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, interest-bearing amounts due from banks, and federal funds sold.

     Securities
     ----------

     BB&T adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as of January 1, 1994. SFAS 115 addresses the accounting and reporting for investments in debt securities and readily marketable equity securities. Debt securities acquired with both the intent and ability to hold to maturity are classified as held to maturity. Securities held to maturity are carried at cost less amortization of premiums plus accretion of discounts. Securities which may be used to meet liquidity needs arising from unanticipated deposit and loan fluctuations, changes in regulatory capital and investment requirements, or unforeseen changes in market conditions, including interest rates, market values or inflation rates, are classified as available for sale. Securities available for sale are carried at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. Prior to adoption of SFAS 115, securities available for sale were carried at the lower of cost or market value with any adjustments reflected in the statement of income. The cost of securities sold is determined by the identified certificate method.

     Loans Held for Sale
     -------------------

     Residential mortgage loans held for sale are carried at the lower of cost or market.

     Bank Premises and Equipment
     ---------------------------

     Bank premises, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using primarily the straight-line method. Buildings and equipment are depreciated over the shorter of the terms of the respective leases or the estimated useful lives of the improvements.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(1)  Accounting Policies, Continued
     ------------------------------

     Foreclosed Property
     -------------------

     Foreclosed property consists of real estate and other assets acquired through customers' loan defaults. Foreclosed property is carried at the lower of fair value, less the estimated cost to sell, or cost. Routine maintenance costs, declines in market value and net losses on disposal are included in other operating expense.

     Provision for Loan Losses
     -------------------------

     The annual provision for loan losses charged against earnings is based on management's continuing review and evaluation of a number of factors, including overall portfolio quality and size, loan loss experience, potential losses on known problem loans, as well as prevailing and anticipated economic conditions. While management uses the best information available in establishing the allowance for losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the valuations or if required by regulators based upon information at the time of their examinations.

     Financial Instruments-Off-Balance Sheet
     --------------------------------------

     BB&T enters into interest rate swap, floor and cap agreements to manage the overall interest rate risk exposure of identified assets and liabilities. Income or expense associated with interest rate swap, floor or cap agreements is recognized as a component of net interest income based upon anticipated settlement payments. BB&T holds no derivative instruments for trading purposes.

     Income Taxes
     ------------

     BB&T adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), as of January 1, 1993 with no impact on the financial statements. Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Prior to 1993, BB&T used the deferral method of accounting for income taxes.

     Income and Expense
     ------------------

     BB&T and its subsidiaries utilize the accrual method of accounting. Fees and costs associated with originating loans are deferred and recognized as an adjustment of yield over the lives of the loans. Loans generally earn interest on the level yield method based on the daily outstanding balance. The accrual of interest is discontinued when, in the opinion of management, the collection of all or a portion of interest becomes doubtful.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(1)  Accounting Policies, Continued
     ------------------------------

     Income Per Share
     ----------------

     Primary net income per common share is based upon the weighted average number of shares of common stock outstanding and common stock equivalents of dilutive stock options. Fully diluted net income per common share reflects the maximum dilutive effect of common stock issuable upon conversion of convertible debt and exercise of stock options.

     Excess of Cost Over Net Assets Acquired and Excess of Net Assets Acquired
     -------------------------------------------------------------------------
     Over Cost
     ---------

     The excess of cost over net assets acquired (goodwill) and the excess of net assets acquired over cost (negative goodwill) of purchased companies is amortized on the straight-line method over the estimated periods to be benefited, normally ten years.

(2)  Mergers
     -------

     During the years ended December 31, 1994, 1993 and 1992, BB&T was a party to several business combinations.

     On June 30, 1994, BB&T completed the acquisition of L.S.B. Bancshares, Inc. ("L.S.B.") of Lexington, South Carolina and its wholly-owned subsidiaries The Lexington State Bank and The Community Bank of South Carolina. The merger was consummated through the issuance of 3,936,341 shares of BB&T common stock for all of the common stock of L.S.B. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of L.S.B. for all periods presented. At the date of acquisition, L.S.B. had assets of approximately $707,000.

     On February 24, 1993, BB&T completed the acquisition of First Fincorp, Inc. (Fincorp), and its wholly-owned subsidiary, First Financial Savings Bank, Inc. of Kinston, North Carolina. The merger was consummated through the issuance of 673,148 shares of BB&T common stock for all of the outstanding common stock of Fincorp for a total purchase price of $22,300, which was approximately the same as the fair value of the net assets acquired. The merger was accounted for as a purchase, and, accordingly, the results of Fincorp are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Fincorp had assets of approximately $322,000.

     On February 25, 1993, BB&T completed the acquisition of Security Financial Holding Company (Security), and its wholly-owned subsidiary, Security Federal Savings Bank of Durham, North Carolina. The merger was consummated through the issuance of 1,408,178 shares of BB&T common stock for all of the outstanding common stock of Security. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of Security for all periods presented. At the date of acquisition, Security had assets of approximately $316,000.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(2)  Mergers, Continued
     ------------------

     On May 18, 1993, BB&T completed the acquisitions of Carolina Savings Bank (Carolina) of Wilmington, North Carolina and Edenton Savings and Loan Association (Edenton) of Edenton, North Carolina. The transactions involved simultaneous conversions from mutual to stock associations and acquisition by BB&T. BB&T sold 507,182 shares of its common stock to eligible members of the institutions, natural persons in the communities in which they operated and the public. The net proceeds of approximately $15,300 were used to purchase all of the stock of Carolina and Edenton. Negative goodwill of approximately $5,700 resulted from the transactions. The mergers were accounted for as purchases, and, accordingly, the results of Carolina and Edenton are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Carolina and Edenton had assets of approximately $142,000 and $40,000, respectively.

     On October 25, 1993, BB&T completed the acquisition of Citizens Savings Bank, SSB, Inc., (Citizens of Newton) of Newton, North Carolina. The merger was consummated through the issuance of 1,168,311 shares of BB&T common stock for all of the outstanding common stock of Citizens of Newton. The merger was accounted for as a pooling-of-interests, and, accordingly, the consolidated financial statements include the results of Citizens of Newton for all periods presented. At the date of acquisition, Citizens of Newton had assets of approximately $263,000.

     On October 29, 1993, BB&T completed the acquisition of Mutual Savings Bank of Rockingham County, SSB (Mutual) of Reidsville, North Carolina. The transaction involved simultaneous conversion from a mutual to a stock association and acquisition by BB&T. BB&T sold 216,539 shares of its common stock to eligible members of the institution and natural persons in the community in which they operated. The net proceeds of approximately $6,200 were used to purchase all of the stock of Mutual. Negative goodwill of approximately $2,900 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Mutual are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Mutual had assets of approximately $87,000.

     On November 24, 1993, BB&T completed the acquisition of Old Stone Bank of North Carolina (Old Stone) of High Point, North Carolina. The merger was consummated for a cash payment of $58,250 for all of the outstanding common stock of Old Stone. Goodwill of approximately $27,700 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Old Stone are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Old Stone has assets of approximately $537,000.

     On December 23, 1993, BB&T completed the acquisition of Citizens Savings Bank, SSB (Citizens Savings) of Mooresville, North Carolina. The transaction involved a simultaneous conversion from a mutual to a stock association and acquisition by BB&T. BB&T sold 216,471 shares of its common stock to eligible members of the institution and natural persons in the community in which they operated. The net proceeds of approximately $5,800 were used to purchase all of the stock of Citizens Savings. Negative goodwill of approximately $1,900 resulted from the transaction. The merger was accounted for as a purchase, and, accordingly, the results of Citizens Savings are included in the consolidated financial statements since the date of acquisition. At the date of acquisition, Citizens Savings had assets of approximately $63,000.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(2)  Mergers, Continued
     ------------------

     During 1992, BB&T acquired one savings institution through the issuance of 382,395 shares of its common stock. The transaction involved a simultaneous conversion from a mutual to a stock association and acquisition by BB&T. Assets of approximately $107,000 were acquired and the merger was accounted for as a purchase. Negative goodwill of approximately $6,600 resulted from the transaction. The results of the company acquired in 1992 are included in the consolidated financial statements since the respective date of acquisition.

     During 1994, 1993 and 1992, BB&T acquired several small insurance agencies. BB&T issued 34,353 shares in 1994 to acquire one agency, 156,196 shares in 1993 to acquire four agencies and 34,297 shares in 1992 to acquire two agencies. All of the acquisitions were accounted for as poolings-of-interests. In the aggregate they were not material, and, accordingly, prior period financial statements have not been restated.

     The following presents on a pro forma basis the contributions of BB&T, Security, Citizens of Newton, and L.S.B. to the restated and reported results of BB&T and certain pro forma financial data pertaining to BB&T and the acquisition of the savings institution acquired in 1992 as if it had been acquired at the beginning of 1992 and the acquisitions of the six savings institutions acquired in 1993 as if each had been acquired at the beginning of each of the years 1993 and 1992. The unaudited pro forma summary does not necessarily reflect the results of operations as they would have been if the acquisitions had been consummated at the beginning of the periods presented.

                                   Contributions of
                               ------------------------
                                    Security and           BB&T       Fully
                                       Citizens             As      Pro forma
1993                           BB&T   of Newton  L.S.B.  Reported   Combined
- ----                           ----   ---------  ------  --------   --------

Total revenue              $ 670,660            54,018   724,678   780,518
Net interest income          328,543            28,246   356,789   379,766
Net income                    98,236             6,776   105,012   107,327
Net Income per share:
  Primary                       3.10                        2.95      2.95
  Fully diluted                 3.05                        2.91      2.92

1992
- ----

Total revenue              $ 580,613   52,863   53,689   687,165   800,498
Net interest income          268,355   21,064   26,614   316,033   358,231
Net income                    76,076      406    6,139    82,621    92,528
Net income per share:
  Primary                       2.89                        2.53      2.70
  Fully diluted                 2.75                        2.43      2.60


                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(3)  Pending Acquisitions
     --------------------

     At December 31, 1994, BB&T had a pending agreement to acquire Commerce Bank, Virginia Beach, Virginia with assets of $700 million. The merger was consummated on January 10, 1995 through the issuance of 3,593,432 shares of BB&T common stock for all of the outstanding stock of Commerce. The merger will be accounted for a pooling-of-interests.


     On August 1, 1994, BB&T and Southern National Corporation ("SNC or Southern National") jointly announced the signing of a definitive agreement to merge. The merger was subsequently consummated on February 28, 1995 through the issuance of 1.45 shares of SNC common stock for each outstanding share of BB&T common stock. The merger will be accounted for as a pooling-of-interests.

     The following unaudited presentation reflects key line items on an historical basis for BB&T, Southern National, and Commerce and on a pro forma combined basis assuming the mergers with BB&T were effective as of and for the periods presented with Southern National as the surviving restated registrant.



                                 BB&T                                  Southern
                             as originally    Southern                 National
                               reported       National      Commerce   restated
                               --------       --------      --------   --------
                                  (Dollars in thousands, except per share data)
     1994:
      Net interest income       $  385,186     322,717       28,863       736,766
      Net income                   119,882     109,644        7,011       236,537
      Earnings per share:
       Primary                        3.27        2.38         2.48          2.26
       Fully diluted                  3.27        2.27         2.37          2.21
      Assets                    10,394,330   8,719,580      700,343    19,814,253
      Deposits                   7,520,324   6,165,080      628,750    14,314,154
      Shareholders' equity         822,644     632,344       47,865     1,502,853

     1993:
      Net interest income          356,789     310,463       26,264       693,516
      Net (loss) income            105,012     (19,024)       6,551        92,539
      Earnings (loss) per share:
       Primary                        2.95        (.57)        2.38           .88
       Fully diluted                  2.91          NM         2.28           .88
      Assets                     9,867,398   8,274,470      689,630    18,831,498
      Deposits                   7,565,940   6,394,871      634,141    14,594,952
      Shareholders' equity         796,984     564,864       43,589     1,405,437

     1992:
      Net interest income          316,033     279,646       22,525       618,204
      Net income                    82,621      59,163        4,942       146,726
      Earnings per share:
       Primary                        2.53        1.34         2.05          1.53
       Fully diluted                  2.43        1.31         1.97          1.46
      Assets                     7,931,660   7,379,988      644,849    15,956,497
      Deposits                   6,405,261   6,040,928      597,984    13,044,173
      Shareholders' equity         654,030     575,455       37,413     1,266,898


                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

             Notes to Consolidated Financial Statements. Continued


(4)  Securities
     ----------

     Investment securities at December 31, 1994 and 1993 were:


                                                 Gross      Gross   Approximate
                                    Amortized  Unrealized Unrealized   Market
1994 -- Held to Maturity              Cost       Gains     Losses      Value
- ------------------------              ----       -----     ------      -----
State and municipal              $   102,067     2,497       694      103,870
                                     =======     =====       ===      =======

1994 -- Available for Sale
- --------------------------
U.S. Treasury                    $ 2,237,764        70    61,739    2,176,095
U.S. Government agencies
 and corporations                     85,076        90     2,963       82,203
Mortgage-backed securities
 of U.S. Government agencies          34,607       217     1,999       32,825
State and municipal                   17,500        --     1,513       15,987
Other securities                      63,369        --     1,108       62,261
                                   ---------       ---    ------    ---------

                                 $ 2,438,316       377    69,322    2,369,371
                                   =========       ===    ======    =========

1993 -- Held to Maturity
- ------------------------
U.S. Treasury                    $ 1,414,163     6,659     2,146    1,418,676
U.S. Government agencies
 and corporations                     89,301       926       137       90,090
State and municipal                  148,374     9,423       487      157,310
Other securities                      49,479     6,961       232       56,208
                                   ---------    ------     -----    ---------

                                 $ 1,701,317    23,969     3,002    1,722,284
                                   =========    ======     =====    =========

1993 -- Available for Sale
- --------------------------
U.S. Treasury                    $   631,237     5,832       221      636,848
U.S. Government agencies
 and corporations                      5,582         5        --        5,587
Mortgage-backed securities
 of U.S. Government agencies          88,267     5,361        24       93,604
Other securities                       1,572        --        --        1,572
                                     -------    ------       ---      -------

                                 $   726,658    11,198       245      737,611
                                     =======    ======       ===      =======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(4)  Securities, Continued
     ---------------------

     The aggregate value of securities at December 31, 1994 by contractual maturity were:




                                                                   Approximate
                                                Amortized             Market
                                                  Cost                Value
                                                  ----                -----
     Due in one year or less                 $   860,929             848,832
     Due after one year through five years     1,501,745           1,450,559
     Due after five years through ten years       74,666              73,984
     Due after ten years                          68,436              67,041
     Mortgage-backed securities                   34,607              32,825
                                               ---------           ---------

                                             $ 2,540,383           2,473,241
                                               =========           =========


     Securities with aggregate par values of $885,810 and $923,727 at December 31, 1994 and 1993, respectively, were pledged as collateral to secure public deposits and for other purposes.

     In 1994 gross gains of $2,449 and gross losses of $329 were realized on securities available for sale transactions. Gross gains of $1,411 and gross losses of $33 were realized on securities available for sale transactions, and gross gains of $342 were realized on investment securities by a pooled company prior to merger in 1993. Gross gains of $8,656 and gross losses of $2,388 were realized on securities transactions in 1992.


(5)  Loans
     -----

     At December 31, 1994 and 1993, loans consisted of the following:

                                                        1994           1993
                                                        ----           ----
     Commercial and industrial                     $  1,160,435     1,055,394
     Real estate -- construction                        563,945       436,781
     Real estate -- mortgage                          4,736,368     4,473,883
     Installment and other loans to individuals         742,003       727,822
                                                      ---------     ---------
                                                      7,202,751     6,693,880

     Less:
          Deferred fees and costs                         2,520         3,363
          Unearned interest                                 662         2,185
                                                      ---------     ---------

                                                    $ 7,199,569     6,688,332
                                                      =========     =========

     Include in the above:
          Nonaccrual loans                          $    21,520        32,447
          Restructured loans                                402         1,303


                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(5)  Loans, Continued
     ----------------

     Loans classified as real estate--mortgage include loans secured by residential properties of $3,204,977 in 1994 and $3,173,658 in 1993, including $113,494 and $353,122 held for sale in 1994 and 1993, respectively, which approximates their market value.

     Interest income that would have been recorded on nonaccrual and restructured loans for the years ended December 31, 1994, 1993 and 1992 had they performed in accordance with the original terms throughout each of the periods amounted to approximately $1,598, $1,860 and $2,305, respectively. Interest income on such loans included in the results of operations for each of the years amounted to approximately $778, $731 and $847, respectively.

     The Banks make loans to executive officers and directors of BB&T and the Banks and to their associates. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $44,601 and $74,971 at December 31, 1994 and 1993, respectively. During 1994, $22,845 of new loans were made and repayments totaled $53,215.

     At the end of 1994 and 1993, BB&T was servicing mortgage loans with principal balances of approximately $4.8 billion and $3.9 billion, respectively.

(6)  Allowance for Loan Losses
     -------------------------

     A summary of transactions affecting the allowance for loan losses follows:


                                                    1994        1993      1992
                                                    ----        ----      ----
     Balance at beginning of year                 $ 93,315     77,889    67,586
     Provision for loan losses                       8,000     19,048    32,975
     Allowance of purchased companies                    -     10,560       825
                                                  --------   --------  --------

         Total                                     101,315    107,497   101,386
                                                  --------   --------  --------
     Deduct:
         Loans charged-off                          14,734     20,187    27,668
         Less recoveries                             6,923      6,005     4,171
                                                  --------   --------  --------
           Net loans charged-off                     7,811     14,182    23,497
                                                  --------   --------  --------
     Balance at end of year                       $ 93,504     93,315    77,889
                                                  ========   ========  ========

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(7)  Bank Premises and Equipment
     ---------------------------

     Following is a summary of bank premises and equipment at December 31, 1994 and 1993:


                                              1994         1993
                                              ----         ----
     Land                                  $  21,312      21,107
     Buildings                                87,967      84,528
     Leasehold improvements                   29,023      23,840
     Equipment                               124,552     120,436
                                             -------     -------

          Total                              262,854     249,911

     Less accumulated depreciation and
      amortization                           113,614     102,245
                                             -------     -------

     Bank premises and equipment -- net    $ 149,240     147,666
                                             =======     =======


     Depreciation and amortization expense for the years ended December 31, 1994, 1993 and 1992 totaled $19,776, $16,430 and $12,123, respectively.
     Estimated useful lives of depreciable assets used for calculating depreciation and amortization are: buildings, 40 years; leasehold improvements, 10-40 years; and equipment, 3-10 years.

(8)  Short-Term Borrowed Funds
     -------------------------

     At December 31, 1994 and 1993, short-term borrowed funds consisted of the following:

                                                              1994       1993
                                                              ----       ----
     Federal funds purchased and securities sold
          under agreements to repurchase                 $ 1,076,952    910,174
     Master notes                                            152,667    133,115
     Other                                                     4,444      3,500
                                                            ---------  ---------

                                                         $ 1,234,063  1,046,789
                                                           =========  =========


     Master notes are commercial paper issued by BB&T under a master agreement with a term not to exceed 270 days. Borrowings under the agreement generally mature on a daily basis.

     On December 31, 1994, BB&T had $55,000 of unused bank lines of credit. Annual commitment fees of approximately 3/16 of 1% of these lines are paid by BB&T to unaffiliated banks.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(8)  Short-Term Borrowed Funds, Continued
     ------------------------------------

     The following table presents certain information for each major category of short-term borrowings:



                                                             Federal Funds Purchased
                                                                  and Securities
                                                             Sold Under Agreements to
                                                                    Repurchase
                                                   --------------------------------------------

                                                           1994         1993         1992
                                                           ----         ----         ----
     Amount outstanding December 31                 $  1,076,952       910,174      530,706
     Average outstanding balance                       1,005,534       681,212      353,295
     Maximum amount outstanding at end of
         any month during the year                     1,108,853     1,046,578     659,546
     Approximate weighted average interest rate:
         During the year                                     4.3%          3.0         3.2
         End of year                                         5.0           3.0         2.9

                                                                  Master Notes
                                                   --------------------------------------------

                                                           1994         1993         1992
                                                           ----         ----         ----

     Amount outstanding December 31                 $    152,667      133,115      110,605
     Average outstanding balance                         179,919      150,079      155,877
     Maximum amount outstanding at end of
         any month during the year                       196,139      163,216      159,728
     Approximate weighted average interest rate:
         During the year                                     3.6%         2.8          3.3
         End of year                                         4.6          2.7          2.7


(9)  Long-Term Debt
     --------------

     At December 31, 1994 and 1993, long-term debt consisted of the following:

                                                           1994         1993
                                                           ----         ----
     Floating rate subordinated notes due 1997      $      --          50,000
     Advances from Federal Home Loan Bank
         of Atlanta                                      369,548       66,167
     Medium-term bank notes                              336,923      231,868
     Other                                                 --           2,701
                                                         -------      -------
                                                    $    706,471      350,736
                                                         =======      =======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(9)  Long-Term Debt, Continued
     -------------------------

     BB&T redeemed the $50 million variable note issue in May of 1994. The interest rate of the floating rate subordinated notes was adjusted quarterly to 1/4% above the London interbank offered quotations.

     In the third quarter of 1993, BB&T-N.C. put in place a program which will allow it to issue $500,000 of medium-term notes as needed to meet ongoing funding and operational needs. At December 31, 1994, BB&T had outstanding $202,000 of the notes with a weighted average interest rate of 4.76% and $134,923 of the notes had variable rates tied to LIBOR and the federal funds rate. The notes have remaining maturities varying from six months to twenty months.

     Advances from the Federal Home Loan Bank of Atlanta are collateralized by Treasury securities and real estate loans. The advances have remaining maturities of up to seven years and have fixed interest rates varying from 5.52% to 8.95%. The principal maturities of the advances for the next five years subsequent to December 31, 1994 are $113,619 in 1995, $231,286 in 1996, $14,786 in 1997, $2,286 in 1998, and $1,286 in 1999.

(10) Employee Benefit Plans
     ----------------------

     The Banks sponsor a noncontributory defined benefit pension plan covering substantially all of their employees. The benefits are based on years of service, age at retirement and the employee's compensation during the last five years of employment. Contributions to the plan are based upon the Frozen Initial Liability actuarial funding method and comply with the funding requirements of the Employee Retirement Income Security Act.

     The following table sets forth the funded status of the pension plan and amounts recognized in BB&T's consolidated financial statements at December 31, 1994, 1993 and 1992:


                                                     1994          1993
                                                     ----          ----
ACTUARIAL PRESENT VALUE OF THE
 BENEFIT OBLIGATION
Accumulated benefit obligation:
  Vested benefits                                 $ 39,776        39,320
  Nonvested benefits                                 2,097         2,128
                                                    ------        ------
                                                  $ 41,873        41,448
                                                    ======        ======
Projected benefit obligation for services
 rendered to date                                 $(70,938)      (69,141)
Plan assets at fair value, primarily listed
 stocks and U.S. Government securities              56,643        55,499
                                                    ------        ------
Projected benefit obligation in excess of plan
 assets                                            (14,295)      (13,642)
Unrecognized net loss from past experience
 different from that assumed and effects
 of changes in assumptions                          12,781        13,098
Unrecognized prior service cost                      3,458         3,727
Unrecognized net asset being amortized over
 17.6 years                                         (6,151)       (6,869)
                                                    ------        ------
Accrued pension cost included in other
 liabilities                                      $ (4,207)       (3,686)
                                                    ======        ======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(10) Employee Benefit Plans, Continued
     ---------------------------------

     COMPONENTS OF NET PERIODIC
       PENSION EXPENSE                               1994      1993      1992
                                                     ----      ----      ----

Service cost--benefits earned during the period    $  5,311     3,749     3,471
Interest cost on projected benefit obligation         4,787     4,282     3,789
Loss (return) on plan assets                          1,679    (4,435)   (4,219)
Net amortization and deferral                        (6,204)     (587)     (347)
                                                   --------  --------  --------
Net periodic pension expense included in
 employee benefits                                 $  5,573     3,009     2,694
                                                   ========  ========  ========

     Plan assets included 135,271 and 131,411 shares of BB&T's common stock at December 31, 1994 and 1993, respectively. The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.75% and 6%, respectively, for 1994, 7% and 5.5%, respectively, for 1993 and 8% and 6%, respectively for 1992. The expected long-term rate of return on pension plan assets was 8% in 1994 and 9% in 1993 and 1992.

     Effective January 1, 1993, BB&T adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"), which requires the accrual of nonpension benefits over the employees' active service period, defined as the date of employment up to the date of the employees' eligibility for such benefits. Prior to 1993, BB&T provided health care benefits to retirees and expensed those costs as incurred. Retiree health care costs totaling approximately $430 were paid during 1992. Effective January 1, 1993, BB&T revised the retiree health care plan to provide a flexible benefit amount which retirees can use to purchase health care and life insurance benefits. BB&T has elected to amortize the accumulated postretirement benefit obligation of approximately $11,744 over a period of 21 years as a component of the postretirement benefit cost. The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.75% in 1994 and 7% in 1993. The assumed initial rate of increase in medical costs was 12% in 1994 and 13% in 1993, declining to 5%. A 1% increase in assumed health cost would have no effect on the service and interest cost, but would increase the accumulated postretirement benefit obligation by 3%.

     The following table sets forth the components of the retiree benefit plan and the amount recognized in BB&T's consolidated financial statements at December 31, 1994 and 1993.

                                                 1994          1993
                                                 ----          ----
NET PERIODIC POSTRETIREMENT
  BENEFIT COST
Service cost                                   $   489          191
Interest cost                                    1,110          915
Amortization of transition obligation              559          559
Amortization of net loss                           104          -
                                                ------       ------

    Total Expense                              $ 2,262        1,665
                                                ======       ======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(10) Employee Benefit Plans, Continued
     ----------------------------------



                                                        1994            1993
                                                        ----            ----
     RECONCILIATION OF FUNDED STATUS
     Accumulated postretirement benefit obligation:
         Retirees and beneficiaries eligible for
          benefits                                   $  6,805           7,232
         Active employees fully eligible for
          benefits                                      4,586           4,639
         Active employees, not fully eligible
          for benefits                                  4,472           4,342
                                                       ------          ------

              Total                                    15,863          16,213
                                                       ------          ------
     Funded status                                   $(15,863)        (16,213)
     Unrecognized transition obligation                10,625          11,185
     Unrecognized net loss                              2,260           3,797
                                                       ------          ------
     Balance sheet liability                         $ (2,978)         (1,231)
                                                       ======          ======

     The Savings and Thrift Plan permits eligible employees to make contributions up to 16% of base compensation, with the Banks' matching contributions up to four percent of the employee's base compensation.

     Amounts expensed for employee benefit plans were as follows:


                                                 1994     1993     1992
                                                 ----     ----     ----
     Pension                                  $  5,573     3,009   2,694
     Retiree benefits other than pensions        2,262     1,665     430
     Savings and thrift, including ESOP          3,787     2,791   2,288
                                                ------     -----   -----

                                              $ 11,622     7,465   5,412
                                                ======     =====   =====


(11) Income Taxes
     ------------

     As discussed in note 1, BB&T adopted SFAS 109 on January 1, 1993. BB&T applied the provisions of SFAS 109 prospectively and did not restate previously reported results of operations. For years prior to 1993, BB&T used the deferral method of accounting for income taxes. The cumulative effect of the change in the method of accounting for income taxes was immaterial to both the financial position and results of operations for BB&T.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(11) Income Taxes, Continued
     -----------------------

     The components of income tax expense (benefit), were as follows:



                                      1994          1993          1992
                                      ----          ----          ----
     Currently payable:
        Federal                    $  59,771        51,962        39,965
        State                          5,941         5,238         4,023
                                      ------        ------        ------
                                      65,712        57,200        43,988
                                      ------        ------        ------
     Deferred:
        Federal                       (1,537)       (5,250)       (1,980)
        State                           (497)       (1,268)         (155)
                                      ------        ------        ------
                                      (2,034)       (6,518)       (2,135)
                                      ------        ------        ------
                                   $  63,678        50,682        41,853
                                      ======        ======        ======


     The sources of timing differences resulting in deferred income taxes and the tax effect of each were as follows:


                                                                  1992
                                                                  ----
     Provision for loan losses                                 $  (2,788)
     Federal Home Loan Bank dividends                             (1,034)
     Accrual of deferred income taxes on taxable bad debt          3,800
      reserves
     Other                                                        (2,113)
                                                                  ------
                                                               $  (2,135)
                                                                  ======


     Total income tax expense was less than the amount computed by applying the federal income tax rate of 35% in 1994 and 1993 and 34% in 1992 to income before income taxes. The reasons for the difference were as follows:



                                             1994          1993          1992
                                             ----          ----          ----
     Tax expense at statutory rate         $  64,246       54,397        42,321
     Increase (decrease) resulting from:
       State income taxes, net of
         federal tax benefit                   3,539        2,584         2,549
       Tax-exempt interest income, net of
         disallowed interest expense          (3,609)      (4,455)       (5,617)
       Other items, net                         (498)      (1,844)        2,600
                                              ------       ------        ------
    Income taxes                           $  63,678       50,682        41,853
                                              ======       ======        ======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(11) Income Taxes, Continued
     -----------------------

     The tax effects of cumulative temporary differences that resulted in net deferred tax assets at December 31, 1994 and 1993 are presented below:

                                                         1994          1993
                                                         ----          ----
Deferred tax assets:
  Bad debt provision                                 $  37,172        19,769
  Unrealized losses on securities available
   for sale                                             27,293          -
  Deferred compensation, pension and retiree
   benefits                                              6,393         5,583
  Difference in basis of assets (other than
   depreciation)                                         6,366        11,621
  Other                                                  1,649         6,191
                                                        ------        ------
    Total gross deferred assets                         78,873        43,164
                                                        ------        ------

Deferred tax liabilities:
  Depreciation                                          (9,490)       (2,589)
  Other                                                 (4,471)       (4,989)
                                                        ------        ------
    Total gross deferred liabilities                   (13,961)       (7,578)
                                                        ------        ------

    Net deferred tax asset                           $  64,912        35,586
                                                        ======        ======

     A valuation allowance is not considered necessary because of prior year's taxable income available for carryback and the probability of future taxable earnings.

(12) Common Stock
     ------------

     Pursuant to provisions of the Long Term Incentive Plan, options to purchase up to 1,000,000 shares of BB&T's common stock may be granted to key personnel. The current plan is a successor to the plans of 1983 and 1988. As of December 31, 1994, 534,372 shares have been issued for options granted and exercised under the plans. In August 1991, BB&T adopted the Special Purpose Option and Restricted Stock Plan. Pursuant to the provisions of the plan, up to 1,000,000 shares of BB&T's common stock may be granted to selected employees and directors of thrifts acquired through purchase conversions. As of December 31, 1994, 54,724 shares have been issued for options granted and exercised under this Plan. Under all option plans, the option price is the fair market value of the stock at the date of grant. Options normally vest over a five-year period, beginning one year from the date granted. All options expire not more than 10 years from the date of the grant, if not previously exercised.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(12) Common Stock, Continued
     -----------------------

     Activity in the stock option plans for the past three years was as follows:

                                              Shares Under Option
                                              -------------------
                                   1994 Range of
                                  Exercise Prices        Year ended December 31,
                                  ---------------      ----------------------------
                                    High     Low       1994        1993        1992
                                    ----     ----      ----        ----        ----
Outstanding at beginning
 of year                          $ 34.63     8.53   1,586,237   1,331,112   1,166,062
Add (deduct):
  Granted                           31.50    27.25     500,840     329,639     265,290
  Options of acquired
   companies                        31.25      .01      45,404      52,949          --
  Cancelled or expired              33.25    18.00     (30,266)    (14,842)     (7,905)
Exercised                           25.38      .01     (66,787)   (112,621)    (92,335)
                                    -----    -----   ---------   ---------   ---------

Outstanding at end of year          34.63     8.53   2,035,428   1,586,237   1,331,112
                                    =====    =====   =========   =========   =========

Average price per share:
  Exercised during year                              $   17.42       15.94       17.12
  Outstanding at end of year                             24.09       22.41       19.77
                                                         =====       =====       =====

Options exercisable                                    873,556     676,844     423,953
                                                       =======     =======     =======

     The Special Purpose Option and Restricted Stock Plan also provides for shares of BB&T's common stock to be awarded to selected employees and directors of thrifts acquired through purchase conversions. The awarded shares are subject to the terms, conditions and restrictions of the Plan, which prohibit the sale or assignment of the shares during the restricted period. In the event the Grantee's employment with BB&T terminates, other than by death, disability or retirement, prior to the lapse of the restriction period, such awarded shares shall be forfeited by the Grantee. During 1991 through 1993, 173,938 shares of BB&T's common stock were awarded to employees of acquired companies.

     BB&T also has a Non-Employee Directors Stock Option Plan. Pursuant to the provisions of the Plan, Directors of BB&T Financial Corporation may elect to receive stock options in lieu of cash for annual retainers. Options to purchase up to 250,000 shares of BB&T's common stock may be granted under this Plan. Six months after each election date, options are granted at an exercise price of 75% of the fair market value of a share on the date of grant. An option may be exercised six months from the date of grant. Each option share expires ten years from its date of grant. At December 31, 1994, options have been granted for 50,515 shares under this Plan and 199,485 shares were reserved for future use.

     Automatic accelerated vesting of substantially all the shares reserved under the option plans will occur due to the merger with Southern National as discussed in note 3.

                 BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(12) Common Stock, Continued
     -----------------------

     BB&T has reserved shares of its common stock for issuance under the Dividend Reinvestment and Shareholder Savings Service. As of December 31, 1994, 1,807,305 shares of BB&T's common stock were reserved and unissued under the Plan. During the years 1994, 1993 and 1992, respectively, 204,531, 263,090 and 250,866 shares were issued through the dividend reinvestment program.

     BB&T had reserved shares of its common stock to be issued under the Savings and Thrift Plan. During the years 1994, 1993 and 1992, respectively, 440,362, 375,583 and 303,088 shares were issued under this Plan. As of December 31, 1994, 1,243,398 shares of BB&T's common stock were reserved and unissued for use under the Savings and Thrift Plan.

     In August, 1991, BB&T established an Employee Stock Ownership Plan (ESOP). The ESOP borrowed $3,041 in 1991, $664 in 1992 and $2,314 in 1993 from
     BB&T to purchase 150,613, 26,000 and 79,285 shares, respectively, of BB&T common stock for the benefit of employees of acquired thrifts. The loans were guaranteed by BB&T-N.C. Eligible employees of the thrifts acquired through purchase conversions are allocated shares based upon years of service and level of compensation. Shares vest equally over a period of five years. Dividends on shares held in the ESOP are paid to participants.

(13) Regulatory Matters
     ------------------

     Subject to restrictions imposed by state laws and federal regulations, the Boards of Directors of the subsidiary Banks may declare dividends from their retained earnings up to $436,912 at December 31, 1994. The subsidiaries are prohibited by law from paying dividends from their capital stock and paid-in-capital accounts which totaled $411,975 at December 31, 1994, and are required by regulatory authorities to maintain minimum capital levels.

     The subsidiary Banks are required to maintain reserve balances with the Federal Reserve Bank. The amounts of these reserve balances at December 31, 1994 were $94,886.

     At December 31, 1994 and 1993, deposits greater than $100,000 totaled approximately $979,000 and $945,000, respectively.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(14) Commitments and Contingencies
     -----------------------------

     The Banks have entered into leases for bank premises and equipment which are accounted for as operating leases. Leases for equipment generally have 1 to 5 year terms. Leases for real property vary in terms from 3 to 25 years with additional options for renewal of the leases generally from 5 to 20 years. Real estate taxes, insurance and maintenance expenses are obligations of the Banks. The Banks expect to renew leases or replace leases as they expire with leases on other property.

     A summary of rent expense charged to operations follows:


                                Leases
                        ------------------------
                                          Bank        Operating      Net Rent
                        Equipment       Premises      Subleases      Expense
                        ---------       --------      ---------      --------
     1994               $  3,407          9,017             713        11,711
     1993                  4,739         10,341           1,073        14,007
     1992                  4,093          9,302           1,046        12,349


     A summary of noncancellable operating lease commitments for equipment and banking facilities follows:

                                                       Net Lease
                        Leases          Subleases     Commitment
                        ------          ---------     ----------

     1995            $  13,709                427      13,282
     1996               13,775                261      13,514
     1997               12,063                148      11,915
     1998                8,087                122       7,965
     1999                7,321                108       7,213
     Thereafter         43,073                143      42,930
                        ------              -----      ------

                     $  98,028              1,209      96,819
                        ======              =====      ======


                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(14) Commitments and Contingencies, Continued
     ----------------------------------------

     In the normal course of business, commitments are outstanding that are not reflected in the financial statements. A summary of these commitments at December 31, 1994 and 1993 follows:


                                                  1994          1993
                                                  ----          ----
Commitments to extend credit:
  Credit card and other consumer lines      $   772,214       520,565
  Commercial and industrial                   1,604,396     1,362,183
Standby letters of credit                       102,491       119,677
Commercial and similar letters of credit         17,089        10,891
Securities lent                                  51,137         8,335
Interest rate contracts:
  Forward commitments to sell loans              29,000       185,000
  Swaps                                         850,000       860,000
  Purchased option contracts                    474,000       550,000
  Written option contracts                      424,000       500,000
Forward foreign exchange rate contracts:
  Commitments to purchase                        33,483         9,594
  Commitments to sell                            33,470         9,605


     BB&T's exposure to credit loss is represented by the contractual amount of the commitments to extend credit, standby letters of credit and commercial letters of credit. The notional amounts of interest rate swap and option agreements express only the extent of involvement of BB&T, and amounts subject to risk (cash flows from gains at settlement) are significantly smaller than the notional or contractual values.

     BB&T makes contractual commitments to extend credit so long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. In making the commitments, BB&T applies the same credit standards used in the lending process, and periodically reassesses the customers' creditworthiness through ongoing credit reviews. The majority of the outstanding lines of credit have stated interest rates that are directly related to the prime rate of interest.

     BB&T provides standby letters of credit and performance guarantees, which are issued on behalf of customers in connection with contracts between the customers and third parties. The majority of the standby letters of credit consist of performance assurances made on behalf of customers who have a contractual commitment to produce or deliver goods or services. The business ventures for which these credits are employed vary widely and frequently require long periods of time for completion. BB&T applies the same credit standards used in the lending process, and, once issued, the commitment is irrevocable and remains valid until its expiration. Credit risk arises from the obligation of BB&T to make payment in the event of the customers' contractual default.

     BB&T issues commercial letters of credit to facilitate foreign and domestic trade transactions. The instruments are short-term commitments to pay a third party beneficiary under certain contractual conditions for the shipment of goods. The contracts are subject to the same credit standards used in the lending process and are generally collateralized by the merchandise being shipped.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(14) Commitments and Contingencies, Continued
     ----------------------------------------

     BB&T extends credit to customers through its subsidiary Banks in North Carolina and South Carolina. A vast majority of loans are to businesses with operations headquartered in the two Carolinas, although a limited number of loans have been made to businesses which are domiciled in other states but have operations in the Carolinas. The loan portfolios are well diversified within industry segments and secured loans are well collateralized.

     BB&T utilizes interest rate contracts, primarily swaps and collars, in the management of the interest rate sensitivity of BB&T's net interest income. Interest rate contracts generally have terms of one year or longer. The risks associated with such contracts are exposure to movements in interest rates and the ability of counterparties to meet the terms of the contracts. Credit risk exposure is managed through BB&T's standard credit approval and review process. BB&T utilizes option contracts to manage interest rate risk related to its mortgage lending operations.

     Securities lent represent customer securities lent to third parties. BB&T assumes credit risk on these instruments by indemnifying the customer against the borrower's failure to return the securities. To minimize this risk, BB&T evaluates the creditworthiness of the borrower on a case-by-case basis, and collateral with a market value exceeding 100% of the contract amount of securities lent is obtained.

     Various legal proceedings against BB&T and its subsidiaries have arisen from time to time in the normal course of business. Management believes liabilities arising from these proceedings, if any, will have no material adverse effect on the financial position of BB&T or its subsidiaries.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(15) Parent Company Financial Information
     ------------------------------------

     BB&T's (parent company only) condensed balance sheets as of December 31, 1994 and 1993, and the related condensed statements of income and cash flows for each of the years in the three-year period ended December 31, 1994, were as follows:

                           CONDENSED BALANCE SHEETS
                           ------------------------

                                                          December 31,
                                                       ------------------
                                                        1994        1993
                                                        ----        ----
Assets
  Cash and interest-bearing deposits                $ 162,694     136,217
  11% note receivable from BB&T-N.C.                        -      30,000
  Receivables from subsidiaries                        10,585           -
  Investment in bank and savings bank
   subsidiaries at underlying book value              808,857     867,550
  Other assets                                          6,704       7,617
                                                      -------   ---------

     Total assets                                   $ 988,840   1,041,384
                                                      =======   =========

Liabilities and Shareholders' Equity
  Master notes                                      $ 152,667     133,115
  Advance from bank subsidiary                             --      58,250
  Dividends payable                                    10,585          --
  Long-term debt                                           --      50,000
  Other liabilities                                     2,944       3,035
  Shareholders' equity                                822,644     796,984
                                                      -------   ---------

     Total liabilities and shareholders' equity     $ 988,840   1,041,384
                                                      =======   =========

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(15) Parent Company Financial Information, Continued
     -----------------------------------------------

                        CONDENSED STATEMENTS OF INCOME
                        ------------------------------

                                                Year Ended December 31,
                                             -----------------------------
                                               1994       1993      1992
                                               ----       ----      ----
Income
    Dividends from bank subsidiaries        $ 84,836     34,767     26,638
    Interest and other income from bank
      and savings bank subsidiaries            9,516     10,245     14,008
    Other                                      1,493         41       (415)
                                              ------     ------     ------
          Total income                        95,845     45,053     40,231
                                              ------     ------     ------
Expenses
    Interest on master notes                   6,403      4,174      5,144
    Interest on long-term debt                 1,003      3,505      5,921
    Other                                      6,613      3,447      2,356
                                              ------     ------     ------
          Total expenses                      14,019     11,126     13,421
                                              ------     ------     ------
Income before income taxes and equity in
    undistributed income of bank and savings
    bank subsidiaries                         81,826     33,927     26,810
Income tax (credit) on parent company only
    income                                    (1,149)      (387)      (132)
                                              ------     ------     ------
Income before equity in undistributed income
    of bank and savings bank subsidiaries     82,975     34,314     26,942
Equity in undistributed income of bank and
    savings bank subsidiaries                 36,907     70,698     55,679
                                             -------    -------     ------
Net income                                  $119,882    105,012     82,621
                                             =======    =======     ======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(15) Parent Company Financial Information, Continued
     -----------------------------------------------

                      CONDENSED STATEMENTS OF CASH FLOWS
                      ----------------------------------

                                                 Year Ended December 31,
                                              -----------------------------
                                                1994       1993       1992
                                                ----       ----       ----
Cash Flows from Operating Activities:
 Income from bank and savings bank subsidiaries:
   Interest                                   $ 7,929      8,360     11,550
   Dividends                                   74,251     34,867     26,738
   Management fees                              2,004      2,004      2,004
 Interest paid                                 (7,609)    (7,712)   (11,076)
 Other expense                                 (3,488)    (3,151)      (980)
                                                -----      -----     ------
   Net cash provided by operating activities   73,087     34,368     28,236
                                               ------     ------     ------

Cash Flows from Investing Activities:
 Sales of securities                               65        180        223
 Purchase of securities                            --     (1,761)      (800)
 Investments in joint ventures and partnerships   443        134        167
 Cash payment for purchased companies              --    (58,250)        --
 Cash payment for stock acquired through
  purchase conversions                             --    (28,818)    (9,690)
 Repayment of note from bank subsidiary        30,000         --         --
 Sale of savings bank subsidiary to bank
  subsidiary                                   58,883         --         --
 Other                                         (5,385)    (3,513)    (1,308)
                                                -----      -----      -----
 Net cash provided by (used in)
  investing activities                         84,006    (92,028)   (11,408)
                                               ------     ------     ------

Cash Flows from Financing Activities:
 Net increase (decrease) in short-term
  borrowed funds                               19,552     22,510    (18,962)
 Advance from bank subsidiary                      --     58,250         --
 Repayment of advance from bank subsidiary    (58,250)        --         --
 Repayment of long-term debt                  (50,000)        --         --
 Proceeds from issuance of common stock        19,525     48,354     25,468
 Redemption of common stock                   (23,562)   (30,270)    (6,767)
 Dividends paid                               (39,537)   (35,269)   (26,710)
 Other                                          1,656      1,551      1,441
                                               ------     ------     ------
 Net cash provided by (used in)
  financing activities                       (130,616)    65,126    (25,530)
                                              -------     ------     ------
Net increase (decrease) in cash and cash
 equivalents                                   26,477      7,466     (8,702)
Cash and cash equivalents on January 1        136,217    128,751    137,453
                                              -------    -------    -------
Cash and cash equivalents on December 31    $ 162,694    136,217    128,751
                                              =======    =======    =======

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(15) Parent Company Financial Information, Continued
     -----------------------------------------------

     SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
     ACTIVITIES
     Common stock issued:
      Employee benefit plans            $     --     2,263     2,260
      Conversion of debentures                --    33,311       346
      Purchased company                       --    22,298        --
      Employee stock ownership plan           --     2,314       664
     Loan to employee stock ownership plan    --    (2,314)     (664)
                                              ==     =====       ===

(16) Disclosures About Fair Value of Financial Instruments
     -----------------------------------------------------

     Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position, for which it is practicable to estimate fair value. The fair value estimates are made at a discreet point in time based on relevant market information and information about the financial instruments. Because no market exists for a significant portion of BB&T's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and such other factors. These estimates are subjective in nature and involve uncertainties in matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     The estimated fair values of BB&T's financial instruments follow, together with descriptions of methods and assumptions used to estimate the fair value of each class of financial instrument for which it is practical to estimate such value.

     The carrying amount of cash and short-term investments is a reasonable estimate of fair value. The fair values of such instruments at December 31, 1994 and 1993 were $363,047 and $470,531, respectively.

     For securities held to maturity and securities available for sale, fair values are based on quoted market prices or dealer quotes. At December 31, 1994 and 1993 the fair values of securities held to maturity were $103,870 and $1,722,284, respectively, and the fair values of investments available for sale were $2,369,371 and $737,611, respectively.

     For floating rate loans, credit card receivables, home equity lines and other consumer lines of credit, the carrying amount less an estimate of credit losses inherent in the portfolio is a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans of similar maturities would be made to borrowers with similar credit ratings, reduced by an estimate of credit losses inherent in the portfolio. Fair value does not include the value of customer relationships or unused consumer lines of credits. The estimated fair values of loans at December 31, 1994 and 1993 were $6,960,610 and $6,764,562, respectively.

                  BB&T FINANCIAL CORPORATION AND SUBSIDIARIES

(16) Disclosures About Fair Value of Financial Instruments, Continued
     ----------------------------------------------------------------

     For demand deposits, savings accounts and certain money market deposits payable on demand, the carrying amounts are the fair values. The fair values of fixed-maturity certificates of deposit and individual retirement accounts are estimated using the rates currently offered for deposits of similar remaining maturities. For variable rate individual retirement accounts, the carrying amount is a reasonable estimate of fair value. The fair values of deposit liabilities at December 31, 1994 and 1993 are estimated to be $7,522,729 and $7,590,584, respectively.

     The carrying amount of short-term borrowed funds, including federal funds purchased, securities sold under agreements to repurchase and master notes, is a reasonable estimate of fair value. The fair values of short-term borrowed funds at December 31, 1994 and 1993 were $1,234,063 and $1,046,789, respectively.

     Long-term debt includes convertible subordinated debentures, floating rate subordinated notes, advances from the Federal Home Loan Bank and medium-term bank notes. The convertible subordinated debentures were redeemed in 1993. The floating rate subordinated notes repriced quarterly and the carrying amount was a reasonable estimate of fair value at December 31, 1993. The floating rate subordinated notes were redeemed in 1994.

     The fair values of the advances from the Federal Home Loan Bank are based on the discounted value of contractual cash flows, using the rates currently offered for borrowings of similar remaining maturities. The fair values of the medium-term bank notes are based on the market prices of the notes on December 31, 1994 and 1993. The fair values of long-term debt at December 31, 1994 and 1993 were $711,106 and $353,472, respectively.

     The fair value of interest rate contracts (used for hedging purposes) is the estimated amount that BB&T would receive or pay to terminate the contract agreements at the reported date, taking into account current interest rates and the current credit worthiness of the contract counterparties. The fair values of interest rate contract agreements at December 31, 1994 and 1993 are estimated to be $(51,614) and $16,383, respectively.

     The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair values of letters of credit at December 31, 1994 and 1993 are estimated to be $1,883 and $1,919, respectively.

                PRO FORMA CONSOLIDATED STATEMENTS OF CONDITION
  SOUTHERN NATIONAL CORPORATION, BB&T FINANCIAL CORPORATION AND COMMERCE BANK
                              December 31, 1994
                 (Dollars in thousands, except per share data)

                                                                                  BB&T                 Adjustments   Pro Forma
                                                                      SNC       Financial    Commerce   Incr (Dcr)   Combined
                                                                  ----------   -----------   --------  ----------- -----------
Assets
  Cash and due from depository institutions                       $  264,664   $   340,036   $ 33,094  $      --   $   637,794
  Interest-bearing bank balances                                         962        19,000         --      1,000        20,962
  Federal funds sold and securities purchased under
    resale agreements or similar arrangements                          2,010         4,011         --         --        13,021
  Securities available for sale (at market)                          992,016     2,369,371     98,311         --     3,459,698
  Loans held for sale                                                 21,464            --         --    114,887       136,351
  Securities held to maturity (market value: $1,889,911)           1,774,202       102,067     89,150         --     1,965,419
  Loans and leases                                                 5,434,878     7,199,569    450,798   (113,494)   12,971,751
        Allowance for losses                                         (70,573)      (93,504)    (7,657)        --      (171,734)
                                                                  ----------   -----------   --------  ---------   -----------
         Net loans and leases                                      5,364,305     7,106,065    443,141   (113,494)   12,800,017
                                                                  ----------   -----------   --------  ---------   -----------
  Premises and equipment, net                                        165,068       149,240     18,761         --       333,069
  Other assets                                                       164,449       304,540     17,880      1,857       488,732
                                                                  ----------   -----------   --------  ---------   -----------
        Total assets                                              $8,756,140   $10,394,330   $700,343  $   4,250   $19,855,063
                                                                  ==========   ===========   ========  =========   ===========

Liabilities and Shareholders' Equity
  Deposits:
    Noninterest-bearing                                           $  782,172   $   941,594   $119,253  $      --   $ 1,843,019
    Interest-bearing                                               5,382,908     6,578,730    509,497         --    12,471,135
                                                                  ----------   -----------   --------  ---------   -----------
       Total deposits                                              6,165,080     7,520,324    628,750         --    14,314,154
  Short-term borrowings                                            1,654,465     1,234,063     14,000         --     2,902,528
  Accounts payable and other liabilities                             106,721       110,828      2,974     10,626       231,149
  Long-term debt                                                     197,530       706,471      6,754         --       910,755
                                                                  ----------   -----------   --------  ---------   -----------
       Total liabilities                                           5,123,796     9,571,686    652,478     10,626    18,358,586
                                                                  ----------   -----------   --------  ---------   -----------
  Shareholders' equity:
    Preferred stock, $5 par, 5,000,000 shares authorized,
      770,000 issued and outstanding in 1994                           3,850            --         --         --         3,850
    Common stock, $5 par, 300,000,000 shares authorized,
      102,215,032 issued and outstanding in 1994                     220,794        91,127      6,874    192,280       511,075
    Paid-in capital                                                  164,934       282,535     30,410   (192,280)      285,599
    Retained earnings                                                273,480       495,427     13,448     (6,376)      775,979
    Unearned compensation                                             (2,650)       (4,792)        --         --        (7,442)
    Net unrealized depreciation on securities available for sale     (28,064)      (41,653)    (2,867)        --       (72,584)
                                                                  ----------   -----------   --------  ---------   -----------
       Total shareholders' equity                                    632,344       822,644     47,865     (6,376)    1,496,477
                                                                  ----------   -----------   --------  ---------   -----------
       Total liabilities and shareholders' equity                 $8,756,140   $10,394,330   $700,343  $   4,250   $19,855,063
                                                                  ==========   ===========   ========  =========   ===========


                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
  SOUTHERN NATIONAL CORPORATION, BB&T FINANCIAL CORPORATION AND COMMERCE BANK
                     For the Year Ended December 31, 1994
                 (Dollars in thousands, except per share data)

                                                                                  BB&T                 Adjustments   Pro Forma
                                                                      SNC       Financial    Commerce   Incr (Dcr)   Combined
                                                                  ----------   -----------   --------  ----------- -----------
Interest Income
  Interest and fees on loans and leases                           $423,461     $561,564      $35,783   $   248     $1,021,056
  Interest and dividends on securities                             152,471      126,139       13,195        --        291,805
  Interest on temporary investments                                  2,456        2,396          580      (248)         5,184
                                                                  --------     --------      -------   -------     ----------
    Total interest income                                          578,388      690,099       49,558        --      1,318,045
                                                                  --------     --------      -------   -------     ----------
Interest Expense
  Interest on deposits                                             191,005      230,917       19,954        --        441,876
  Interest on short-term borrowings                                 48,938       49,461           77        --         98,476
  Interest on long-term debt                                        15,728       24,535          664        --         40,927
                                                                  --------     --------      -------   -------     ----------
    Total interest expense                                         255,671      304,913       20,695        --        581,279
                                                                  --------     --------      -------   -------     ----------
Net Interest Income                                                322,717      385,186       28,863        --        736,766
  Provision for loan and lease losses                                7,246        8,000        2,600        --         17,846
                                                                  --------     --------      -------   -------     ----------
Net Interest Income After Provision for
  Loan and Lease Losses                                            315,471      377,186       26,263        --        718,920
                                                                  --------     --------      -------   -------     ----------
Noninterest Income
  Service charges on deposit accounts                               35,222       44,906        3,957    (1,330)        82,755
  Nondeposit fees and commissions                                   32,004       61,120        3,144     4,008        100,276
  Securities gains, net                                                906        2,120           48        --          3,074
  Other income                                                      14,914       22,337        1,644     1,047         39,942
                                                                  --------     --------      -------   -------     ----------
    Total noninterest income                                        83,046      130,483        8,793     3,725        236,047
                                                                  --------     --------      -------   -------     ----------
Noninterest Expense
  Personnel expense                                                119,023      163,325       11,644      (559)       293,433
  Occupancy and equipment expense                                   36,143       50,261        4,579        --         90,983
  Federal deposit insurance expense                                 14,401       16,886           --     1,410         32,697
  Other expense                                                     61,662       93,637        8,609     2,315        166,223
                                                                  --------     --------      -------   -------     ----------
    Total noninterest expense                                      231,229      324,109       24,832     3,166        583,336
                                                                  --------     --------      -------   -------     ----------
Earnings
  Income before income taxes                                       167,288      183,560       10,224       559        361,631
  Provision for income taxes                                        57,644       63,678        3,213       224        124,759
                                                                  --------     --------      -------   -------     ----------
Net Income                                                         109,644      119,882        7,011       335        236,872

Preferred dividend requirements                                      5,198           --           --        --          5,198
                                                                  --------     --------      -------   -------     ----------
Income applicable to common shares                                $104,446     $119,882      $ 7,011   $   335     $  231,674
                                                                  ========     ========      =======   =======     ==========
Per Common Share
  Net income:
    Primary                                                       $   3.38     $   3.27      $  2.48               $     2.26
                                                                  ========     ========      =======               ==========
    Fully diluted                                                 $   2.27     $   3.27      $  2.37               $     2.21
                                                                  ========     ========      =======               ==========
  Cash dividends paid per common share                            $   0.74     $   1.12      $  0.70               $     0.74
                                                                  ========     ========      =======               ==========

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
  SOUTHERN NATIONAL CORPORATION, BB&T FINANCIAL CORPORATION AND COMMERCE BANK
                     For the Year Ended December 31, 1993
                 (Dollars in thousands, except per share data)

                                                                          BB&T                       Adjustments     Pro Forma
                                                            SCN         Financial      Commerce       Incr (Dcr)     Combined
                                                       -------------  -------------  -------------  -------------  -------------
Interest Income
  Interest and fees on loans and leases                $    405,121   $    479,212   $     30,861   $        376   $    915,570
  Interest and dividends on securities                      139,768        124,271         15,689              -        279,728
  Interest on temporary investments                           2,421          1,668            697           (376)         4,410
                                                       -------------  -------------  -------------  -------------  -------------
     Total interest income                                  547,310        605,151         47,247              -      1,199,708
                                                       -------------  -------------  -------------  -------------  -------------
Interest Expense
  Interest on deposits                                      195,204        212,668         20,322              -        428,194
  Interest on short-term borrowings                          18,849         24,733             26              -         43,608
  Interest on long-term debt                                 22,794         10,961            635              -         34,390
                                                       -------------  -------------  -------------  -------------  -------------
     Total interest expense                                 236,847        248,362         20,983              -        506,192
                                                       -------------  -------------  -------------  -------------  -------------
Net Interest Income                                         310,463        356,789         26,264              -        693,516
  Provision for loan and lease losses                        31,438         19,048          2,825              -         53,311
                                                       -------------  -------------  -------------  -------------  -------------
Net Interest Income After Provision for
 Loan and Lease Losses                                      279,025        337,741         23,439              -        640,205
                                                       -------------  -------------  -------------  -------------  -------------
Noninterest Income
  Service charges on deposit accounts                        36,838         40,764          3,428         (1,360)        79,670
  Nondeposit fees and commissions                            22,490         57,963          4,435          6,892         91,780
  Securities gains, net                                      13,714          1,720          1,407              -         16,841
  Other income                                               14,630         19,080          1,385         (3,068)        32,027
                                                       -------------  -------------  -------------  -------------  -------------
     Total noninterest income                                87,672        119,527         10,655          2,464        220,318
                                                       -------------  -------------  -------------  -------------  -------------
Noninterest Expense
  Personnel expense                                         131,681        147,644         10,721           (359)       289,487
  Occupancy and equipment expense                            38,153         40,344          4,134              -         91,691
  Federal deposit insurance expense                          14,074         15,327              -          1,329         30,730
  Loss on bulk sale of assets                                49,147              -              -              -         49,147
  Other expense                                             103,004         89,259          8,851          1,135        202,249
                                                       -------------  -------------  -------------  -------------  -------------
     Total noninterest expense                              336,059        301,574         23,706          1,905        663,244
                                                       -------------  -------------  -------------  -------------  -------------
Earnings
  Income before income taxes                                 30,638        155,694         10,388            559        197,279
  Provision for income taxes                                 22,445         50,682          3,837            224         77,188
                                                       -------------  -------------  -------------  -------------  -------------
  Income before cumulative effect of
  changes in accounting principles                            8,193        105,012          6,551            335        120,091
    Less: cumulative effect of changes
    in accounting principles, net of
    income taxes                                             27,217              -              -          7,046         34,263
                                                       -------------  -------------  -------------  -------------  -------------
Net (Loss) Income                                           (19,024)       105,012          6,551         (6,711)        85,878
Preferred dividend requirements                               5,198              -              -              -          5,198
                                                       -------------  -------------  -------------  -------------  -------------
(Loss) Income applicable to common shares              $    (24,222)  $    105,012   $      6,551   $     (6,711)  $     80,639
                                                       =============  =============  =============  =============  =============
Per Common Share
  Net (loss) income:
    Primary
      Income before cumulative effect                  $       0.07   $       2.95   $       2.38                  $       1.16
      Less: cumulative effect                                  0.64              -              -                          0.35
                                                       -------------  -------------  -------------                 -------------
        Net (loss) income                              $      (0.57)  $       2.95   $       2.38                  $       0.81
                                                       =============  =============  =============                 =============
    Fully diluted
      Income before cumulative effect                  $       0.07   $       2.91   $       2.28                  $       1.16
      Less: cumulative effect                                  0.64              -              -                          0.35
                                                       -------------  -------------  -------------                 -------------
        Net (loss) income                                     (0.57)          2.91           2.28                          0.81
                                                       =============  =============  =============                 =============
  Cash dividends paid per common share                 $       0.64   $       1.02   $       0.51                  $       0.64
                                                       =============  =============  =============                 =============
                                                                          BB&T                       Adjustments     Pro Forma
                                                            SCN         Financial      Commerce       Incr (Dcr)     Combined
                                                       -------------  -------------  -------------  -------------  -------------
Interest Income
  Interest and fees on loans and leases                $    428,923   $    454,061   $     30,175   $        434   $    913,593
  Interest and dividends on securities                      137,025        135,529         13,689              -        286,243
  Interest on temporary investments                           5,486          2,026          1,075           (434)         8,153
                                                       -------------  -------------  -------------  -------------  -------------
     Total interest income                                  571,434        591,616         44,939              -      1,207,989
                                                       -------------  -------------  -------------  -------------  -------------
Interest Expense
  Interest on deposits                                      251,172        249,876         21,845              -        522,893
  Interest on short-term borrowings                          14,964         16,996             19              -         31,979
  Interest on long-term debt                                 25,652          8,711            550              -         34,913
                                                       -------------  -------------  -------------  -------------  -------------
     Total interest expense                                 291,788        275,583         22,414              -        589,785
                                                       -------------  -------------  -------------  -------------  -------------
Net Interest Income                                         279,646        316,033         22,525              -        618,204
  Provision for loan and lease losses                        25,671         32,975          4,225              -         62,871
                                                       -------------  -------------  -------------  -------------  -------------
Net Interest Income After Provision for
 Loan and Lease Losses                                      253,975        283,058         18,300              -        555,333
                                                       -------------  -------------  -------------  -------------  -------------
Noninterest Income
  Service charges on deposit accounts                        36,455         33,606          3,006         (1,399)        71,668
  Nondeposit fees and commissions                            20,454         42,894          3,025         12,763         79,136
  Securities gains, net                                       1,972          6,268          1,098              -          9,338
  Other income                                               19,871         12,781          1,081         (8,002)        25,731
                                                       -------------  -------------  -------------  -------------  -------------
     Total noninterest income                                78,752         95,549          8,210          3,362        185,873
                                                       -------------  -------------  -------------  -------------  -------------
Noninterest Expense
  Personnel expense                                         114,258        123,814          8,926              -        246,998
  Occupancy and equipment expense                            33,184         40,210          3,730              -         77,124
  Federal deposit insurance expense                          12,826         13,456              -          1,102         27,384
  Other expense                                              73,304         76,653          6,435          2,260        158,652
                                                       -------------  -------------  -------------  -------------  -------------
     Total noninterest expense                              233,572        254,133         19,091          3,362        510,158
                                                       -------------  -------------  -------------  -------------  -------------
Earnings
  Income before income taxes                                 99,155        124,474          7,419              -        231,048
  Provision for income taxes                                 39,997         41,853          2,477              -         84,322
                                                       -------------  -------------  -------------  -------------  -------------
Net Income                                                   59,163         82,621          4,942              -        146,726
Preferred dividend requirements                               4,605              -              -              -          4,605
                                                       -------------  -------------  -------------  -------------  -------------
Income applicable to common shares                     $     54,558   $     82,621   $      4,942   $          -   $    142,121
                                                       =============  =============  =============  =============  =============
Per Common Share
  Net income:
    Primary                                            $       1.34   $       2.53   $       2.05                  $       1.53
                                                       =============  =============  =============                 =============
    Fully diluted                                      $       1.31   $       2.43   $       1.97                  $       1.48
                                                       =============  =============  =============                 =============
  Cash dividends paid per common share                 $       0.50   $       0.91   $       0.26                  $       0.50
                                                       =============  =============  =============                 =============